EXHIBIT 23.3

Dongguan Light Power New Energy S&T Co. Ltd.

东莞市光能新能源科技有限公司
Address: 3F, Gosun Technology Building,

Nancheng District, Dongguan City,
Guangdong Province, China

Tel: (86) 769-89029990 Fax: (86) 769-82780123

CONSENT OF DONGGUAN LIGHT POWER NEW ENERGY S&T CO. LTD.

We hereby consent to the incorporation by reference in the Registration Statement of CGN Nanotech, Inc. on Form S-1, of our summary of products, summary testing of our products and the competitors’ products and to the use of our name and the statements with respect to us, as appearing as “supplier”, “DGL” in the prospectus.

Dongguan Light Power New Energy S&T Co., Ltd

东莞市光能新能源科技有限公司

/s/ Dai Jian Guo
Legal Representative: Dai Jian Guo 戴建国 Date: 31 August 2015